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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 333-30565) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and in the related Prospectus, and (2) the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan and in the related Prospectus, of our report dated January 29, 1998, with respect to the consolidated financial statements and schedule of Arch Coal, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP

Louisville, Kentucky
March 16, 1998

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